FISCAL SECOND QUARTER 2017 FINANCIAL RESULTS April 20, 2017

SAFE HARBOR & FAIR DISCLOSURE STATEMENT 2 Any statements made during our call today and information included in the supporting material that is not historical in nature, such as statements in the future tense and statements that include "believe," "expect," "intend," "plan," "anticipate," and similar terms and concepts, are forward-looking statements. Forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. For a list of factors that could cause actual results to differ materially from those discussed, please refer to the Company’s periodic SEC filings, particularly the risk factors in our Form 10-K filing for the fiscal year ended October 1, 2016, and the Safe Harbor and Fair Disclosure statement in yesterday’s press release. Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because those measures are used for internal management goals and decision making, and because they provide additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. For a full reconciliation of non-GAAP supplemental information please refer to yesterday’s press release and our periodic SEC filings.

FISCAL SECOND QUARTER RESULTS 3 Q2F17 Apr 1, 2017 Q2F17 Guidance Jan 18, 2017 Q1F17 Dec 31, 2016 Q2F17 vs. Q1F17 Revenue ($ millions) $604 $620 to $650 $635 - 5% Diluted EPS $0.84 $0.71 to $0.79 $0.82 + 2% ROIC 16.8% 17.3% - 500 bps • Strong operating performance delivered GAAP EPS above guidance range • Revenue impacted by significant weakness within the Communications sector • Healthcare/Life Sciences and Industrial/Commercial slightly below expectations • ROIC of 16.8%; 630 bps of Economic Return

FISCAL THIRD QUARTER 4 Q3F17 Guidance Revenue $595 to $625 million GAAP Diluted EPS $0.68 to $0.76 Includes $0.13 stock-based compensation expense Midpoint of revenue guidance suggests modest sequential growth • Significant end-market weakness in Communications • Forecast adjustment with an Industrial/Commercial customer • Underlying growth within remainder of business Midpoint of EPS guidance suggests continued strong operating margin

HIGHLIGHTS • Delivered operating profit of $32.6M – Slightly below record established in Q1F17 – Operating margin of 5.4%, best since Q2F08 – Fourth consecutive quarter at or above target operating margin range of 4.7% to 5.0% • Return on Invested Capital of 16.8% – Economic Return 630 basis points above WACC – Well above 500 basis point Economic Return goal – Represents 570 basis point improvement from Q2F16 • Fiscal YTD free cash flow of $91M • Accelerating manufacturing wins momentum – $202M wins within quarter – Trailing four quarter wins ratio of 32% – Share gains with 4 of top 5 customers • Record $3.0B funnel of qualified manufacturing opportunities • Engineering delivered exceptional performance • Strong engineering wins providing robust backlog Solid performance leads to optimism for the future 5

GROWTH ACCELERATION STRATEGY Leverage positive reputation and strong Net Promoter Scores • Deliver Operational Excellence and Customer Service Excellence • Leverage One Plexus mindset to drive consistency across the globe • Grow share with existing customers Differentiated portfolio aligned with non-commoditized markets Deliberate focus and expertise in key end markets 6 34% 32% 18% 16% Q2F17 Revenue HC/LS I/C COMM D/S/A

PERFORMANCE BY SECTOR 7 Q2F17 Apr 1, 2017 Q1F17 Dec 31, 2016 Q2F17 vs. Q1F17 Q3F17 Expectations (percentage points) Healthcare/ Life Sciences $205 34% $211 33% - 3% Up mid single Industrial/ Commercial $192 32% $206 32% - 7% Flat Communications $108 18% $131 21% - 18% Down low teens Defense/ Security/ Aerospace $99 16% $87 14% + 14% Up mid single Total Revenue $604 100% $635 100% - 5% Revenue in millions

MANUFACTURING WINS BY REGION 8 • $202M in annualized manufacturing revenue when fully ramped (26 programs) • Third consecutive quarter with wins greater than $200M • Strength in APAC and AMER regions $85M $112M $5M Q2F17 AMER APAC EMEA Wins Momentum = TFQ Wins / TFQ Revenue

MANUFACTURING WINS BY SECTOR • Strength in HC/LS and I/C sectors • Sector wins support healthy portfolio $84M $82M $25M $11M Q2F17 HC/LS I/C COMM D/S/A 9

MANUFACTURING WINS MOMENTUM Trailing Four Quarters (TFQ) for Manufacturing Wins 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 % o f T FQ S al es N ew W in s ($ M ) TFQ Wins TFQ Wins % of TFQ Sales New Wins Goal 25% TFQ $813M Quarterly Target: ~ $160M 10

MANUFACTURING FUNNEL • Record manufacturing funnel at $3.0B • HC/LS and I/C funnels strong, with D/S/A funnel on upward trajectory • Supports the delivery of our differentiated portfolio 11

OPERATIONAL PERFORMANCE • Delivered strong operating margin of 5.4% – Continuous focus on productivity improvements – Exceptional Engineering Solutions performance – Favorable product mix • Inventory at 103 days – Unusually high due to lower revenue – Supporting new program ramps • High customer satisfaction – Delivering Operational Excellence and Customer Service Excellence – Enables wins and funnel growth • Optimism for Growth – Third consecutive quarter of Wins in excess of $200M – Engineering and transition teams busy with New Product Introductions Strong execution delivers exceptional operating results 12 Operating Margin Target Range: 4.7% to 5.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Q1F16 Q2F16 Q3F16 Q4F16 Q1F17 Q2F17 Q3F17* * Represents midpoint of guidance

INCOME STATEMENT 13 Q2F17 Comments Revenue $604 million Below guidance range of $620 to $650 million primarily due to weakness in the Communications sector Gross margin 10.6% Above guidance range of 9.8% to 10.1%; sequential improvement of 40 basis points Selling & administrative expenses $31.2 million Within guidance range of $30.5 to $31.5 million Operating margin 5.4% Above guidance range of 4.9% to 5.2%; 130 basis point improvement year-over-year Diluted EPS $0.84 Five cents above top end of guidance range of $0.71 to $0.79

BALANCE SHEET AND CASH FLOWS 14 Q2F17 Comments Return on invested capital 16.8% 630 basis points above fiscal 2017 WACC of 10.5% Share repurchases $6.8 million ~123,000 at an average price of $55.61 per share Free cash flow $18.5 million Cash from operations: $26 million Capital expenditures: $8 million Cash cycle days 73 days Above guidance range of 65 to 69 days driven by higher inventory days

WORKING CAPITAL TRENDS 15 Q1F14 Q2F14 Q3F14 Q4F14 Q1F15 Q2F15 Q3F15 Q4F15 Q1F16 Q2F16 Q3F16 Q4F16 Q1F17 Q2F17 Inventory Days 83 84 84 80 82 86 88 85 88 91 87 87 90 103 A/R Days 51 49 48 44 52 48 48 53 53 48 51 58 49 48 A/P Days 64 63 67 60 53 63 62 60 59 62 62 61 60 64 Customer Deposit Days 8 8 8 8 9 12 12 12 11 11 13 13 13 14 Net Cash Cycle Days 62 62 57 56 72 59 62 66 71 66 63 71 66 73

FISCAL THIRD QUARTER 2017 GUIDANCE 16 Guidance Revenue $595 to $625 million GAAP diluted EPS $0.68 to $0.76 Gross margin 10.0% to 10.3% SG&A $31 to $32 million Operating margin 4.8% to 5.2% Depreciation ~$11 million Q3 tax rate F17 tax rate 10% to 12% 8% to 10% Cash cycle days 73 to 77 days F17 capital expenditures $40 to $50 million

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